EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2006

MEDEA CORPORATION (California)

PINNACLE DOMESTIC INTERNATIONAL SALES CORPORATION (California)

PINNACLE SYSTEMS, INC. (California)

AVID C.V. LLC (Delaware)

AVID INTERNET MEDIA GROUP, INC. (Delaware)

AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)

INEWS, LLC (Delaware)

M-AUDIO LLC (Delaware)

PS MIRO HOLDINGS, INC. (Delaware)

SIBELIUS USA, INC. (Delaware)

TRUEVISION, INC. (Delaware)

AVID TECHNOLOGY SECURITIES CORPORATION (Massachusetts)

SUNDANCE DIGITAL, INC. (Texas)

AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)

SIBELIUS AUSTRALIA PTY LTD (Australia)

SOFTIMAGE CO. (Canada)

AVID TECHNOLOGY EUROPE LIMITED (England)

AVID TECHNOLOGY IBERIA LTD (England)

EVOLUTION ELECTRONICS LTD (England)

INEWS LTD. (England)

MIDIMAN LTD (England)

PINNACLE SYSTEMS LTD (England)

AVID TECHNOLOGY S.A.R.L. (France)

AVID TECHNOLOGY GmbH (Germany)

AVID TECHNOLOGY HOLDINGS GmbH (Germany)

INEWS GmbH (Germany)

NXN SOFTWARE GmbH (Germany)

NXN SOFTWARE LTD (England)

SIBELIUS SOFTWARE LTD (England)

PINNACLE SYSTEMS GmbH (Germany)

PS MIRO HOLDINGS, INC. & CO., KG (Germany)

WIZOO SOUND DESIGN GmbH (Germany)

AVID NORTH ASIA LIMITED (Hong Kong)

DIGIDESIGN ITALY S.R.L. (Italy)

AVID TECHNOLOGY K.K. (Japan)

AVID BENELUX B.V. (Netherlands)

AVID GENERAL PARTNER B.V. (Netherlands)

AVID TECHNOLOGY C.V. (Netherlands)

AVID TECHNOLOGY HOLDING B.V. (Netherlands)

AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)

PINNACLE SYSTEMS B.V. (Netherlands)

AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)

AVID TECHNOLOGY S.L. (Spain)

AVID NORDIC AB (Sweden)

D-DESIGN NORDIC AB (Sweden)